SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2003

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

Effective October 3, 2003, SunLink Health Systems, Inc.’s (“SunLink”) and its wholly-owned subsidiary, HM Acquisition Corp., a Delaware corporation (“HM Acquisition”), completed the previously announced merger of HealthMont, Inc., a Tennessee corporation (“Old HealthMont”), into HM Acquisition pursuant to Section 252 of the Delaware General Corporation Law and the merger agreement by and among SunLink, HM Acquisition and HealthMont dated as of October 15, 2002, as amended on March 24, 2003 and July 30, 2003 (the “Merger Agreement”). Upon the terms and subject to the conditions thereof, HealthMont merged with and into HM Acquisition solely for the purpose of effecting SunLink’s acquisition of HealthMont. As a result, the separate corporate existence of HealthMont ceased and HM Acquisition continued in existence as the surviving corporation and a wholly-owned subsidiary of SunLink. HM Acquisition’s corporate name was simultaneously changed to HealthMont, Inc.

SunLink has delivered to its exchange agent 1,130,565 shares of SunLink common stock to be issued to former HealthMont shareholders in accordance with the terms of the Merger Agreement. The HealthMont shareholders are entitled to receive 0.1810 of a share of SunLink common stock in exchange for each share of HealthMont common stock they hold (1 SunLink share for each 5.5249 HealthMont shares). SunLink also issued 95,000 shares of SunLink common stock to settle certain contractual obligations of HealthMont to its officers and directors. Additionally, SunLink is obligated to issue approximately 47,000 shares of its common stock in connection with certain outstanding HealthMont options and warrants and 75,000 shares of its common stock upon the exercise of warrants to be issued by SunLink in connection with the transaction financing. The description of the terms of the Merger Agreement above is qualified in its entirety by reference to the Merger Agreement which is incorporated by reference in this document.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 by reference.

Item 7.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. At the present time, it is impractical to provide financial statements for the business acquired. The Company will file the required financial statements under cover of Form 8-K/A as soon as practicable, but not later than December 17, 2003 (60 days after this Report is required to be filed).

(b)	Pro Forma Financial Information. At the present time, it is impractical to provide the proforma financial information relative to the business acquired. The Company will file such proforma financial information under cover of Form 8-K/A as soon as practicable, but not later than December 17, 2003 (60 days after this Report is required to be filed).

(c)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of October 15, 2002, as amended March 24, 2003 and July 30, 2003, by and among SunLink Health Systems, Inc., HealthMont, Inc. and HM Acquisition Corp. (incorporated by reference to SunLink’s Pre-effective Amendment No. 3 to Form S-4, filed with the Securities and Exchange Commission on August 11, 2003)

99.1	Press release issued October 6, 2003 announcing completion of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ MARK J. STOCKSLAGER

Name:	Mark J. Stockslager
Title:	Corporate Controller and Principal Accounting Officer

Dated: October 17, 2003

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 15, 2002, as amended March 24, 2003 and July 30, 2003, by and among SunLink Health Systems, Inc., HealthMont, Inc. and HM Acquisition Corp. (incorporated by reference to SunLink’s Pre-effective Amendment No. 3 to Form S-4, filed with the Securities and Exchange Commission on August 11, 2003)

99.1	Press release issued October 6, 2003 announcing completion of the Merger